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ON COMMAND CORPORATION
AMENDMENT NO. 2

        AMENDMENT NO. 2 (this "Amendment"), dated as of November 14, 2001, to the Credit Agreement, dated as of July 18, 2000, by and among ON COMMAND CORPORATION, a Delaware corporation (the "Borrower"), the Lenders party thereto, TORONTO DOMINION (TEXAS), INC. and FLEET NATIONAL BANK, as the Documentation Agents, BANK OF AMERICA, N.A., as the Syndication Agent, THE BANK OF NEW YORK COMPANY, INC., as the Swingline Lender, and THE BANK OF NEW YORK, as the Issuing Bank and as the Administrative Agent for the Lenders thereunder, as amended by Amendment No. 1, dated as of March 27, 2001 (the "Credit Agreement").

RECITALS

        I.    Except as otherwise provided herein, capitalized terms used herein that are not defined herein shall have the meanings set forth in the Credit Agreement.

        II.    The parties hereto wish to amend and restate the Credit Agreement on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and pursuant to Section 9.8 of the Credit Agreement, the parties hereto hereby agree as follows:

        1.    The Credit Agreement is hereby amended and restated in its entirety so as to read as presently set forth therein with the following exceptions:

        2.    Section 1.1 of the Credit Agreement is amended to amend and restate the defined term "Applicable Margin" in its entirety, effective for the period from and after November 14, 2001, to read as follows:

          "Applicable Margin" shall mean, for any day, with respect to any Eurodollar Loan or any ABR Loan, the percentage set forth below under the caption "Eurodollar Margin" or "ABR Margin", as the case may be, based upon the Leverage Ratio, then in effect for purposes hereof:

Leverage Ratio	Eurodollar Margin	ABR Margin
Category 1
Greater than or equal to 4.50 to 1.00	2.750%	1.750%
Category 2
Greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00	2.500%	1.500%
Category 3
Greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00	2.000%	1.000%
Category 4
Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	1.950%	0.950%
Category 5
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	1.750%	0.750%
Category 6
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	1.550%	0.550%
Category 7
Greater than or equal to 1.00 to 1.00 but less than 2.00 to 1.00	1.325%	0.3250%
Category 8
Less than 1.00 to 1.00	1.100%	0.100%

  Except as set forth below, the Leverage Ratio utilized for purposes of determining the Applicable Margin shall be that in effect as of the last day of the most recent fiscal quarter of the Borrower in respect of which financial statements have been delivered pursuant to this Agreement. The Applicable Margin from time to time in effect shall be based on the Leverage Ratio from time to time in effect, and each change in the Applicable Margin resulting from a change in (or the initial establishment of) the Leverage Ratio shall be effective with respect to all Loans, the Revolving Loan Commitment and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.4(a) or (b) indicating such change to and including the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, at all times during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.4(a) or (b) and at all times after the occurrence and during the continuance of an Event of Default, the Leverage Ratio shall, in each case, be deemed to be in Category 1 above.

        1.    Section 1.1 of the Credit Agreement is amended to amend and restate the defined term "Change in Control" in its entirety to read as follows:

          (a)  the failure of Liberty Media Corporation, at all times, to own, directly or indirectly, at least 37.5% of the issued and outstanding Capital Stock of the Borrower and (ii) at least 37.5% of the issued and outstanding Voting Securities of the Borrower, or

          (b)  the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than Liberty Media Corporation or its Subsidiaries, of shares representing more than the percentage owned, directly or indirectly, at such time by Liberty Media Corporation or Affiliates of Liberty Media Corporation) of the issued and outstanding Capital Stock or Voting Securities of the Borrower.

        2.    Section 1.1 of the Credit Agreement is amended to amend and restate the defined term "EBITDA" in its entirety, effective for the period from and after September 30, 2001, to read as follows:

          "EBITDA" shall mean, for any period, the consolidated net income of the Borrower and the Restricted Subsidiaries for such period, computed on a consolidated basis in accordance with GAAP, plus, to the extent deducted in computing such consolidated net income and without duplication, the sum of (a) income tax expense, (b) interest expense, (c) depreciation, amortization and stock based compensation expense, (d) allocation of income to minority interests in earnings of consolidated Subsidiaries, (e) extraordinary losses (including restructuring provisions) and all other non-operating losses during such period, (f) expenses incurred during the fiscal years ending December 31, 2000 and December 31, 2001 in connection with the relocation of the Borrower's executive offices to the Denver, Colorado metropolitan area in a maximum aggregate amount of $16,100,000, (g) legal expenses incurred on or prior to December 31, 2000 with respect to the MagiNet settlement in an aggregate amount not exceeding $1,500,000, and (h) legal expenses incurred during the fiscal year ending December 31, 2001 with respect to the MagiNet settlement in an aggregate amount not exceeding $500,000, plus with respect to any determination of EBITDA for the four fiscal quarter period ending September 30, 2001, $10,800,000, for the four fiscal quarter period ending December 31, 2001, $7,200,000, and for the four fiscal quarter period ending March 31, 2002, $3,600,000, minus, to the extent added in computing such consolidated net income and without duplication, (i) extraordinary gains and all other non-operating gains during such period and (ii) allocation of losses to minority interests in earnings of consolidated Subsidiaries. EBITDA shall be calculated in accordance with GAAP as in effect and applied by the Borrower on the date of this Agreement and, accordingly, shall exclude the effects of any changes in GAAP or its application by the Borrower after the date hereof.

        3.    Section 1.1 of the Credit Agreement is amended to add a new defined term "Excess Cash Flow 2002" to read as follows:

          "Excess Cash Flow 2002" shall mean, for the Borrower and the Subsidiaries on a consolidated basis, EBITDA for the fiscal year ending December 31, 2002, minus the sum of (i) Consolidated Cash Interest Expense, (ii) consolidated cash taxes paid and (iii) consolidated Capital Expenditures made, in each case for such fiscal year, and minus the increase (plus the decrease) of the change in working capital (current assets (excluding cash and cash equivalents) over current liabilities, in each case for the Borrower and the Subsidiaries on a consolidated basis) between the first day of such fiscal year and the last day of such fiscal year.

        4.    Section 1.1 of the Credit Agreement is amended to amend and restate the defined term "Revolving Loan Commitment" in its entirety to read as follows:

          "Revolving Loan Commitment" shall mean $275,000,000, (a) as the same may be reduced from time to time pursuant to Section 2.10 hereof and (b) with respect to each Lender, the commitment of the Lenders to make Revolving Loans hereunder in its Pro Rata Percentage of the Revolving Loan Commitment as set forth in Schedule 1.1 as the same may be reduced from time to time pursuant to Section 2.20 hereof, or in any Assignment and Acceptance executed in accordance with this Agreement, as applicable.

        5.    Section 1.1 of the Credit Agreement is amended by amending the defined term "Revolving Loan Maturity Date" to replace the date July 18, 2005 contained therein with the date July 18, 2004.

        6.    Section 2.6(b) of the Credit Agreement is amended and restated in its entirety, effective for the period from and after November 14, 2001, to read as follows:

          (b)  Subject to Section 9.9, on the last day of March, June, September and December of each year on and until the date on which the Revolving Loan Commitment shall be terminated as provided herein, the Borrower shall pay, in arrears, to the Administrative Agent, for the account of the Lenders, facility fees (the "Facility Fees") on the average daily amount of the Revolving Loan Commitment at a per annum rate (the "facility fee rate") based on the Leverage Ratio for the most recently completed full fiscal quarter as set forth below:

Leverage Ratio	Facility Fee Rate
Category 1
Greater than or equal to 4.50 to 1.00	0.500%
Category 2
Greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00	0.500%
Category 3
Greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00	0.500%
Category 4
Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	0.300%
Category 5
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.250%
Category 6
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.200%
Category 7
Greater than or equal to 1.00 to 1.00 but less than 2.00 to 1.00	0.175%
Category 8
Less than 1.00 to 1.00	0.150%

  Except as set forth below, the Leverage Ratio utilized for purposes of determining the facility fee rate shall be that in effect as of the last day of the most recent fiscal quarter of the Borrower in respect of which financial statements have been delivered pursuant to this Agreement. The facility fee rate from time to time in effect shall be based on the Leverage Ratio from time to time in effect, and each change in the facility fee rate resulting from a change in (or the initial establishment of) the Leverage Ratio shall be effective with respect to the facility fee rate outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.4(a) or (b) indicating such change to and including the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, at all times during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.4(a) or (b) and at all times after the occurrence and during the continuance of an Event of Default, the Leverage Ratio shall, in each case, be deemed to be in Category 1 above. Subject to Section 9.9 and Applicable Law, all Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable.

        1.    Section 2.10 of the Credit Agreement is amended to re-letter subsection (f) as subsection (g) and to add a new subsection (f) to read as follows:

          (f)    Revolving Loan Commitment Mandatory Reduction. On March 31, 2003, the Revolving Loan Commitment shall be automatically and permanently reduced by an amount equal to the lesser of (i) 75% of Excess Cash Flow 2002 and (ii) $15,000,000.

        2.    Section 2.22 of the Credit Agreement is amended to replace the date January 18, 2005 with the date January 18, 2004.

        3.    Section 6.9 of the Credit Agreement is amended and restated in its entirety to read as follows:

          SECTION 6.9 Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time during any period set forth below to be more than the ratio set forth below for such period:

Period	Ratio
November 14, 2001 through September 29, 2002	4.75 to 1.00
September 30, 2002 through December 30, 2002	4.50 to 1.00
December 31, 2002 through March 29, 2003	4.25 to 1.00
March 30, 2003 through December 31, 2003	3.50 to 1.00
Thereafter	3.00 to 1.00

  Notwithstanding anything to the contrary in any Loan Document, in the event that the Borrower shall complete, directly or through a Restricted Subsidiary, a permitted acquisition or disposition hereunder, or any Subsidiary is designated as an Unrestricted Subsidiary hereunder, the Leverage Ratio shall be determined thereafter, to the extent necessary, by computing such ratio on a pro forma basis as if (i) in the case of such acquisition or disposition, such acquisition or disposition, as the case may be, had been completed on the first day of the period of four consecutive fiscal quarters ending on the relevant dates indicated above occurring after the date of such acquisition or disposition, as the case may be, and (ii) in the case of such designation, the relevant Subsidiary had been disposed of on the first day of the period of four consecutive fiscal quarters ending on the relevant dates indicated above occurring after the date of such designation.

        1.    Section 6.10 of the Credit Agreement is amended and restated in its entirety, effective for the period from and after September 30, 2001, to read as follows:

          SECTION 6.10 Coverage Ratio. The Borrower will not permit the Coverage Ratio as of the last day of any fiscal quarter ending during any period set forth below to be less than:

Period	Ratio
September 30, 2001 through September 29, 2002	2.25 to 1.00
September 30, 2002 through December 30, 2002	2.50 to 1.00
Thereafter	2.75 to 1.00

        1.    Section 6.12 of the Credit Agreement is amended and restated in its entirety to read as follows:

          SECTION 6.12. Capital Expenditures. The Borrower will not permit Capital Expenditures made or obligated to be made by the Borrower and the Restricted Subsidiaries to exceed:

            (i)    $14,000,000 in respect of the fourth quarter of fiscal year 2001;

            (ii)  $60,000,000 in respect of fiscal year 2002 plus the unused amount of Capital Expenditures permitted under clause (i) above, provided that such Capital Expenditures do not exceed $20,000,000 in any fiscal quarter; and

            (iii)  $125,000,000 in respect of the fiscal year 2003.

        2.    Section 9.1(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

          (a)  if to the Borrower, to it at:

      On Command Corporation
      7900 East Union Avenue
      Denver, Colorado 80237
      Attention: William Myers
      Telephone No.: (720) 873-3420
      Telecopy No.: (720) 873-3393;

              With a copy to:

      Sherman & Howard L.L.C.
      633 Seventeenth Street
      Denver, Colorado 80202
      Attention: Steven D. Miller, Esq.
      Telephone No.: (303) 299-8144
      Telecopy No.: (303) 298-0940 and;

        3.    Paragraphs 1-14 of this Amendment shall not become effective until:

          (a)  the Administrative Agent shall have received the financial statements for the fiscal quarter ending September 30, 2001 and accompanying certificate, dated the date hereof (and prepared after giving effect to this Amendment for purposes of calculating compliance with Sections 6.9, 6.10, and 6.12), of a Financial Officer of the Borrower pursuant to Sections 5.4(b) and 5.4(c)(ii) of the Credit Agreement;

          (b)  the Total Exposure shall not exceed the Revolving Loan Commitment as reduced pursuant to this Amendment;

          (c)  the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Guarantors, the Administrative Agent and the Required Lenders;

          (d)  the Administrative Agent shall have received a certificate, dated the date hereof, of the Secretary or an Assistant Secretary of each Obligor (i) attaching a true and complete copy of the resolutions of its Board of Directors or other authorizing documents and of all documents evidencing all necessary corporate or other action (in form and substance reasonably satisfactory to the Administrative Agent) taken by it to authorize the execution, delivery and performance of this Amendment and the transactions contemplated hereby and thereby;

          (e)  the Administrative Agent shall have received a favorable opinion of Sherman & Howard L.L.C. addressed to the Administrative Agent and the Lenders in form and substance satisfactory to the Administrative Agent. It is understood that such opinion is being delivered to the Administrative Agent and the Lenders upon the direction of the Borrower and the other Obligors and that the Administrative Agent and the Lenders may and will rely upon such opinion;

          (f)    the Administrative Agent shall have received for the account of the Lenders, payment of the accrued Facility Fees on the amount of the reduction of the Revolving Loan Commitment made pursuant to this Amendment;

          (g)  the Administrative Agent shall have received for the account of each Lender executing and delivering (without condition) this Amendment to the Administrative Agent before 11:00 a.m. (New York City time) on November 14, 2001, a structuring fee equal to 0.250% of such Lender's Revolving Loan Commitment on such date after giving effect to this Amendment; and

          (h)  the Administrative Agent shall have received payment, or confirmation of payment, of all legal fees and expenses of counsel to the Administrative Agent in connection with the Credit Agreement and this Amendment to the extent an invoice has been presented to the Borrower.

        4.    In all other respects the Credit Agreement and other Loan Documents shall remain in full force and effect.

        5.    In order to induce the Administrative Agent and the Required Lenders to execute and deliver this Amendment, the Borrower and the other Obligors each (a) certifies that, immediately before and after giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which it is a party shall be true and correct in all respects with the same effect as though such representations and warranties had been made on the date hereof, except as the context otherwise requires or as otherwise permitted by the Loan Documents or this Amendment, (b) certifies that, immediately before and after giving effect to this Amendment, no Default or Event of Default shall exist under the Loan Documents, as amended, and (c) agrees to pay all of the reasonable fees and disbursements of counsel to the Administrative Agent incurred in connection with the preparation, negotiation and closing of this Amendment.

        6.    Each of the Borrower and the other Obligors (a) reaffirms and admits the validity, enforceability and continuing effect of all Loan Documents to which it is a party, and its obligations thereunder, and (b) agrees and admits that as of the date hereof it has no valid defenses to or offsets against any of its obligations to the Administrative Agent or any Lender under any Loan Document to which it is a party.

        7.    This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.

        8.    This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

        9.    The parties have caused this Amendment to be duly executed as of the date first written above.

ON COMMAND CORPORATION
AMENDMENT NO. 2 TO CREDIT AGREEMENT

ON COMMAND CORPORATION
By:	/s/ WILLIAM D. MYERS
Name:	William D. Myers
Title:	Executive Vice President and CFO
AGREED AND CONSENTED:
ON COMMAND VIDEO CORPORATION ON COMMAND DEVELOPMENT CORPORATION SPECTRADYNE INTERNATIONAL, INC. SPECTRAVISION, INC. HOTEL DIGITAL NETWORK, INC.
By:	/s/ WILLIAM D. MYERS
Name:	William D. Myers
Title:	Executive Vice President and CFO
THE BANK OF NEW YORK, as Issuing Bank and as Administrative Agent
By:	/s/ STEPHEN M. NETTLER
Name:	Stephen M. Nettler
Title:	Vice President
THE BANK OF NEW YORK COMPANY, INC., as Lender and as Swingline Lender
By:	/s/ JOHN C. LAMBERT
Name:	John C. Lambert
Title:	Authorized Signer
BANK OF AMERICA, N.A.
By:	/s/ MATTHEW KOENIG
Name:	Matthew Koenig
Title:	Managing Director

FLEET NATIONAL BANK
By:	/s/ SRBUI SEFERIAN
Name:	Srbui Seferian
Title:	Assistant Vice President
TORONTO DOMINION (TEXAS), INC.
By:	/s/ ANN S. SLANIS
Name:	Ann S. Slanis
Title:	Vice President
THE INDUSTRIAL BANK OF JAPAN, LIMITED
By:	/s/ CARL-ERIC BENZINGER
Name:	Carl-Eric Benzinger
Title:	Senior Vice President & Senior Deputy General Manager
U.S. BANK NATIONAL ASSOCIATION
By:	/s/ MELISSA S. FORBIS
Name:	Melissa S. Forbis
Title:	Vice President
BNP PARIBAS
By:	/s/ SERGE DESRAYAUD
Name:	Serge Desrayaud
Title:	Head of Asset Management Media & Telecommunications Group
By:	/s/ ERICK CAUSSOU
Name:	Erick Caussou
Title:	Associate

CREDIT LYONNAIS NEW YORK BRANCH
By:	/s/ BRUCE M. YEAGER
Name:	Bruce M. Yeager
Title:	Senior Vice President
THE BANK OF NOVA SCOTIA
By:	/s/ P. A. WEISSENBERGER
Name:	P. A. Weissenberger
Title:	Authorized Signatory

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ON COMMAND CORPORATION AMENDMENT NO. 2
ON COMMAND CORPORATION AMENDMENT NO. 2 TO CREDIT AGREEMENT